LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made effective as of October 28, 2010 (“Effective Date”) between:

LACEY HOLDINGS LIMITED
a with office located at
Geneva Place, 2nd Floor, 33Waterfront Drive, PO Box 3339, Road Town, Tortola , BVI

 (“Licensor”)

And

ELEMENTAL PROTECTIVE COATINGS CORP
a Nevada corporation with its head office located at
Sault Saint Marie. ON Canada

 (“Licensee”)

WHEREAS:

A.           Licensor owns a certain technology (the “Technology”) which includes and/or incorporates the techniques, rights and other elements described more fully in Schedule A and in the documents and instruments identified therein and can be used to assess tracts of land for carbon-credit values anywhere in the world. Particularly the technology can be used as the foundation of carbon development and  specialized service firm focusing on the carbon emission reductions and natural resource management markets to provide specialized technology and advisory services to clients who wish to participate in the carbon development market globally. The Technology can be applied to provide services in three  areas:

·
Clean Development Mechanism ("CDM") projects, which are mainly afforestation projects and which may be structured to qualify for carbon credits;  afforestation is the act or process of creating a new forest where none had existed before, or reforestation of areas long deforested;

·
Voluntary carbon emissions in those jurisdictions were carbon emitters decide to reduce emissions through biological sequestration either for social or environmental purposes of for reasons that are anticipatory to upcoming legislation; and.

·	Reducing Emissions from Deforestation and Forest Degradation (“REDD”) which are projects that can generate carbon credits through the conservation of forest lands in any part of the world;

The Technology provides technical know-how as to what is commonly known as voluntary, CDM and REDD projects globally for the development of carbon offset credits.  Principally large polluters intent on or compelled to reducing their greenhouse gas emissions have three options:  1. Cease or reduce operations which results in a reduction of atmospheric emissions; 2. Refit technologies to reduce emissions; and 3. Purchase carbon offsets under different arrangements which is at the centre of the Company’s business model.

Clean Development Mechanism (CDM) is an arrangement under the Kyoto Protocol. The Kyoto Protocol is a protocol to the International Framework Convention on Climate Change with the objective of reducing greenhouse gases that cause climate change. The CDM is an arrangement allowing industrialized countries with a greenhouse gas reduction commitment to invest in projects that reduce emissions in developing countries as an alternative to more expensive emission reductions in their own countries. A crucial feature of an approved CDM carbon project is that it has established that the planned reductions would not occur without the additional incentive provided by emission reductions credits or carbon credits. CDM allow net global greenhouse gas emissions to be reduced at a much lower global cost by financing emissions reduction projects in developing countries where costs are lower than in industrialized countries.

Reducing Emissions from Deforestation and Forest Degradation (REDD) - is United Nations effort to create a financial value for the carbon stored in forests, offering incentives for developing countries to reduce emissions from forested lands and invest in low-carbon paths to sustainable development. REDD goes beyond deforestation and forest degradation, and includes the role of conservation, sustainable management of forests and enhancement of forest carbon stocks.  It is thought, under appropriate supporting policies, that financial flows for greenhouse gas emission reductions from REDD could reach up to several US billion dollar billion a year. This significant North-South (developed countries/underdeveloped countries) could reward a meaningful reduction of carbon emissions and could also support new, pro-poor development, help conserve biodiversity and secure vital ecosystem services.

; and

B. Licensee wishes to license the use of the Technology for developing consultancy business on tracts of land to realize carbon-credit values and other potential values (the “Use”), and Licensor has agreed to license the Technology for such Use, pursuant to the terms of this Agreement.

NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and promises hereinafter contained, and in further consideration from each Party to the other given, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree and understand as follows:

1.
CONSIDERATION.  The licensee agrees to pay the Licensor a fee of Tow Million One Hundred Thousand ($2,100,000.00) USD for the exclusive License.  Said $2,100,000 will be satisfied be issuance of 210,000,000 shares of common stock of Elemental Protective Coating Inc.  OTC: EPRO.

1.1 The EPRI Shares. The EPRO Shares are being acquired by it for investment and not with a view to, or for resale in connection with, any distribution of stock within the meaning of the '33 Act. By such representation, the Licenscor means that it is I mean that I am acquiring the EPRO shares for its own account for investment and that no one else has any beneficial ownership in the EPRO shares, nor are they subject to any pledge or lien. Further, Seller understands that the EPRO Shares will not be registered under the Act by reason of a specific exemption provided therein, the availability of which depends upon the bona fide nature of its investment intent as expressed herein. The Licenscor recognizes that the EPRO Shares are being issued to it in reliance upon these representations. Accordingly, until the EPRO Shares are registered under the '33 Act, they must be held indefinitely unless they are subsequently registered under the '33 Act or an exemption from such registration is available. The Licenscor further understands that any routine sales of the Shares made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule, and in the event that Rule 144 is not applicable or is unavailable for any reason, Registration under the Act or compliance with Regulation A or some other exemption will be required. I understand that EPRO The Licenscor understands that the EPRO Shares have not been, and it is not anticipated that the same will be, registered under the U.S. Securities Act of 1933, as amended (the "'33 Act"), nor pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, in reliance upon the exemption for private offerings contained in Section 4(2) of the '33 Act, Regulation D promulgated thereunder, and the laws of such jurisdictions. The Licenscor is fully aware that the EPRO Shares are to be issued to it in reliance upon such exemptions based upon its representations, warranties and agreements. The Licenscor is fully aware of the restrictions on sale, transferability and assignment of the Shares, that EPRO has not agreed to qualify these for sale, and that the Licenscor must therefore bear the economic risk of my investment in the Company for an indefinite period of time because the Shares have not been registered under the '33 Act and, therefore, cannot be offered or sold unless they are subsequently registered under the '33 Act or an exemption from such registration is available.

The Licenscor represents that is under no obligation to register the EPRO Shares under the '33 Act, nor to effect compliance with Regulation A or any other exemption.

Before it makes any disposition of any of the EPRO Shares, whether by sale, gift, pledge, charitable donation or otherwise, the Licenscor agrees to give to EPRO written notice describing briefly the manner of such proposed disposition. No such disposition shall be made unless and until the EPRO Shares have been registered under the Act, or such proposed disposition does not require Registration under the Act by reason of a specific exemption contained therein. In the event that the Licenscor proposes to dispose of any portion of the EPRO Shares pursuant to such an exemption, it must Aim furnish to EPRO an opinion of counsel stating specifically which exemption from Registration under the Act is claimed and that such exemption is available for the proposed transaction under the circumstances, and EPRO shall have advised the transfer agent for its common stock that such counsel and such opinion are satisfactory to it.

The Licenscor agrees that until such time as the EPRO Shares may be qualified for sale, each certificate representing any of such shares shall bear on its face a legend in substantially the following form:

"These securities have not been registered under the Securities Act of 1933, as amended. They have been acquired for investment and not with a view to the distribution thereof. They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel satisfactory to the Company that such Registration is not required."

The Licenscor further consents that EPRO may place a stop order on the certificates evidencing the EPRO Shares, restricting the transfer of such shares except in compliance with the terms of this Agreement. The legend and stop transfer notice referred to above may only be removed upon either the qualifying of such shares for sale as provided herein, or by my providing to EPRO an opinion of counsel to the effect that such legend and stop transfer notice may be removed and stating the legal basis therefor, and if such opinion and counsel are satisfactory to the Company.

2. Anti-Money Laundering. The Licenscor represents and covenants that neither it nor any person controlling, controlled by, or under common control with her, nor any person having a beneficial interest in her, is an individual or organization, or entity listed on the List of Specially Designated Nationals and Blocked Persons (the “OFAC Control List”) maintained by the U.S. Office of Foreign Assets Control (“OFAC”) and that it is not acquiring the EPRO Shares and will not acquire any EPRO Shares on behalf of or for the benefit of any individual, organization or entity listed on the OFAC Control List. A copy of the OFAC Control List may be viewed at
http://www.treasury.gov/offices/enforcement/ofac/sdn/t11sdn.pdf

2.1 Legality of Funds. The Licensee represents that:
(a) the Purchase Price nor any part thereof was not and is not directly or indirectly derived from any activities that contravene U.S. federal or state laws and regulations or any international laws and regulations, including but not limited to anti-money laundering laws and regulations, and
(b) when and if the Licensee liquidates its interest in the AIM Global Energy, Inc. Shares, that the proceeds of such sale will not be used to finance any illegal activities.

2.2 PATRIOT Act Compliance. If the Licensee is an entity that invests on behalf of others, the Licensee , in addition to and not by way of limiting any of the forgoing, represents and certifies that it is aware of the requirements of the PATRIOT Act of 2001 and the rules and regulations promulgated thereunder, and other applicable anti-money laundering measures in any jurisdiction (collectively the “AML Rules”), and that it has adopted anti-money laundering policies and procedures reasonably designed to verify the identity of its beneficial owners or underlying investors, as the case may be, and their respective sources of funds. Such policies and procedures are properly enforced, and are consistent with such AML rules.
The Licensee further warrants and certifies that, to the best of its knowledge, its beneficial owners or investors, as the case may be, are not individuals, entities or countries that may subject the Company or any of its affiliates to criminal or civil violations of any AML Rules. The Licensee further acknowledges that it is to furnish a copy of its anti-money laundering policies and procedures to the Company when requested.

Among its other obligations, the Licensee agrees to promptly notify the Company if any of the foregoing representations and certifications become inaccurate at any future time.
The Licensee further represents that:

(a) it is not a Senior Foreign Political Figure (“SFPF”), a member of the immediate family of any SFPF, a and/or any Close Associate of any SFPF residing in a non-cooperative country or territory or jurisdiction that has been designated by the U.S. Secretary of the Treasury as warranting special measures due to primary anti-money laundering concerns; and
(b) it is not an SFPF residing in a non-0cooperative country or territory or a jurisdiction that has been designated by the U.S. Secretary of the Treasury as warranting special measures due to primary anti-money laundering concerns; ad
(c) it is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Sections 311 and 312 of the USA PATRIOT Act as warranting special measures due to primary money-laundering concerns; and
(d) it is not a Foreign Shell Bank (“FSB”) as that term is defined in the USA PATRIOT Act; and
(e) the Purchase Price did not originate from, nor will it be routed through, an account maintained at an FSB, or a bank organized or chartered under the laws of a jurisdiction deemed to be a non-cooperative country or territory (“NCCT”).

The Licensee understands the meaning and legal consequences of all of the foregoing representations and warranties, which are true and correct as of the date hereof, and will be true and correct as of the Closing Date. Each such representation and warranty shall survive the Closing Date.

3.  DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” and “controlling” shall have a similar meaning;

“Business Day” means any day, from 9:00 a.m. to 5:00 p.m., which is not a Saturday, Sunday or a statutory federal or provincial holiday in the Province of Ontario;

“Confidential Information” means all data and information relating to the business and management of either Party, including the Technology, trade secrets, technology and accounting records to which access is obtained hereunder by the other Party, and any materials provided by Licensor to Licensee; provided, that Confidential Information shall not include any data or information which:

(i)	is or becomes publicly available through no fault of the other Party;

(ii)	is already in the rightful possession of a Party prior to its receipt from the other Party;

(iii)	is already known to the receiving Party at the time of its disclosure to the receiving Party by the disclosing Party, and is not the subject of an obligation of confidence of any kind;

(iv)	is rightfully obtained by the other Party from a third party;

(v)	is disclosed with the written consent of the Party whose information it is; or

(vi)	is disclosed pursuant to court order or other legal compulsion;

“Laws” means all federal, provincial, territorial, municipal and local statues, regulations and by-laws applicable to Licensor, Licensee, or the license, as the case may be, regarding the use of the Technology, and all orders, notices, rules, decisions, codes, guidelines, policies, directions, permits, approvals, licenses and similar authorizations issued, rendered or imposed by any level of government including any ministry, department or administrative or regulatory agency or authority;

“Modifications” means any enhancements, changes, corrections, improvements, translations, adaptations, revisions, developments, upgrades or updates to the Technology; and “Modify” shall mean the creation of any of the foregoing;

“Parties” means both Licensor and Licensee and “Party” means either one of them as the context requires;

“Person” includes an individual, sole proprietorship, corporation, limited liability corporation, not-for-profit corporation, partnership, trust, association, joint venture, unincorporated organization, the Crown or any agency or instrumentality thereof and any other judicial entity recognized by law; and

“Technology” means the technology more fully described in Schedule A, including any Modifications that Licensor may provide to Licensee.

Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings set forth elsewhere in this Agreement.

4.   LICENSE. Subject to the terms of this Agreement, Licensor hereby licenses to Licensee, for the use of Licensee, an irrevocable, non-transferable and exclusive right to apply and exploit the Technology in connection with the Use, either in Canada and elsewhere in the world, the foregoing being subject to the terms and conditions set forth in this Agreement.

5.   LICENSE RESTRICTIONS. Except as otherwise provided in section 2 above, Licensee shall not:

(i)	distribute, export, transmit, make Modifications to, transfer, adapt, loan, rent, lease, assign, sub-license or make available to another Person, the Technology, in any way, in whole or in part;

(ii)	use the Technology unless the Use complies with applicable Laws;

(iii)	allow the Use of the Technology by any third parties not authorized, pursuant to the terms of this Agreement, to use the Technology; or

(iv)	otherwise use the Technology except as authorized herein.

Licensee agrees to take all reasonable precautions to prevent third parties from using the Technology in any way that would constitute a breach of this Agreement including, without limitation, such precautions as Licensee would otherwise take to protect its own proprietary software or information.

2.  SUPPORT. Licensor will use commercially reasonable efforts to provide Licensee ongoing support for the Technology, Licensee’s license and the Use during the term of the Agreement, it being understood that if such support at any time requires or is expected to require material amounts of time, attention and resources from Licensor, then the parties will enter into a separate consulting agreement governing the terms and conditions for such support and any additional remuneration payable by Licensee to Licensor therefor.

6.   ROYALTIES. Licensee shall pay to Licensor a royalty of 1.0% (the “Royalty”) shall be paid to Licensor on any revenue earned by Licensee from the Use of the License;

7.   LICENSOR’ LIMITED REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants:

(i)	Licensor have the authority to enter into this Agreement, is the owner of the Technology and has the right to grant all of the license rights herein;

(ii)
all technology, know-how or other intellectual property that is owned or controlled by Licensor and that is or could reasonably be expected to be necessary or beneficial to operation and exploitation of the Technology in connection with the Use has been included in the Technology; and

(iii)	Licensor has not granted any rights or licenses to the whole or any part of the Technology, or any other intellectual property or technology, that would conflict with this Agreement.

8.   OWNERSHIP. The Parties acknowledge and agree that as between the Parties, Licensor shall be the owners of all intellectual property rights in the Technology, as well as all related Modifications, written materials, logos, trademarks, trade names, copyright, patents, trade secret and moral rights, registered or unregistered. No proprietary interests or title in or to the intellectual property in the Technology or any Modifications is transferred to Licensee by this Agreement. Licensor reserve all rights not expressly licensed to Licensee under section 2.

9. INDEMNIFICATION.

(i)
Licensor agrees to indemnify Licensee from any and all third party claims, damages, losses or expenses (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in settlement of claims, and reasonable legal fees) (hereinafter referred to as the “Losses”) which Licensee or any of its respective officers or directors, may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a contention that the Technology, or any portion thereof, used within the scope of this Agreement infringes any patents, copyrights, trade secrets, trademarks or other intellectual property rights of any third party; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim.  Licensee agrees that Licensor have the right to defend the foregoing claims; and provided further that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(ii)
Licensor agree to indemnify Licensee from any and all Losses which Licensee or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a use or application of the Technology by any party other than Licensee; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim.  Licensee agrees that Licensor has the right to defend the foregoing claims; provided that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(iii)
Subject to paragraphs (i) and (ii) of this Section 8, Licensee agrees to indemnify Licensor from any and all Losses which Licensor or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensor to the extent such claim is based upon Licensee’s operation or exploitation of the Technology within the Use, or Licensee’s use of the Technology in material breach of this Agreement.  Licensor agrees that Licensee has the right to defend the foregoing claims; provided that if Licensor has notified Licensee in writing of such claim and Licensee does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensor may defend such actions in the place and stead of, and at the expense of, Licensee.

(iv)	If the Technology or any portion thereof is held to constitute an infringement of another Person’s rights, and use thereof is enjoined, Licensor shall, at its election and expense, either:

a.	procure the right to use the infringing element of the Technology; or

b.	replace or modify the element of the Technology, so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality; and

c.	make every reasonable effort to correct the situation with minimal effect upon the operations of Licensee.

(v)
Notwithstanding the foregoing, Licensor shall have no liability for any claim of infringement based on Use of other than a current, unaltered release of the Technology available from Licensor if such infringement would have been avoided by the use of a current, unaltered release of the Technology.

10.  CONFIDENTIALITY.  Each of Licensor and Licensee shall use reasonable efforts (and, in any event, efforts that are no less than the efforts used to protect its own Confidential Information) to protect from disclosure such information that is the Confidential Information of the other. Each of Licensor and Licensee shall divulge such Confidential Information only to its employees or agents who require access to it for the purposes of this Agreement or as otherwise provided in this Agreement. Each of Licensor and Licensee (the “Indemnifying Party”) agree to indemnify the other (the “Indemnified Party”) for all Losses incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this section 9; provided that the Indemnified Party has given prompt notice of any such claim and, to the extent that a claim may lie against a third party for the unauthorized disclosure of such Confidential Information, the right to control and direct the investigation, preparation, action and settlement of each such claim; and further provided that the Indemnified Party reasonably co-operates with the Indemnifying Party in connection with the foregoing and provides the Indemnifying Party with all information in the Indemnified Party’s possession related to such claim and such further assistance as reasonably requested by the Indemnifying Party.

11. LIMITATION OF LIABILITY. The limitation of liability provisions of this Agreement reflect an informed voluntary allocation of the risks (known and unknown) that may exist in connection with the licensing of the Technology hereunder by Licensor, and such voluntary risk allocation represents a material part of the Agreement reached between Licensor and Licensee.

(A)
THE TECHNOLOGY IS NOT GUARANTEED AND IS PROVIDED “AS IS”, AND LICENSOR GIVE NO OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES AS TO UNINTERRUPTED OR ERROR FREE OPERATION, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

(B)
IN NO EVENT SHALL LICENSOR OR LICENSEE, OR THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY CLAIM FOR: (i) PUNITIVE, EXEMPLARY, OR AGGRAVATED DAMAGES, (ii) DAMAGES FOR LOSS OF PROFITS OR REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS OR LOSS OF USE; (iii) INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES; (iv) CONTRIBUTION, INDEMNITY OR SET-OFF IN RESPECT OF ANY CLAIMS AGAINST LICENSEE; (v) ANY DAMAGES WHATSOEVER RELATING TO THIRD-PARTY PRODUCTS OR SERVICES; OR (vi) ANY DAMAGES WHATSOEVER RELATING TO INTERRUPTION, DELAYS, ERRORS OR OMISSIONS.

12. TERM AND TERMINATION. The term of this Agreement shall be in perpetuity provided that all royalties owed to the Licencee are current on the anniversary of this Agreement unless terminated by Licensee in writing not less than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term (the “Term”).

Either Party shall have the right on prior written notice to the other Party to terminate this Agreement if:

(i)	the other Party fails to pay an amount to the other when due hereunder and such breach is not cured within thirty (30) days after written notice of such breach is given to it by the other Party;

(ii)
the other Party files a voluntary, or consents to an involuntary, petition in bankruptcy or insolvency or petitions for reorganization under any bankruptcy law (and such is not dismissed within ten (10) days);

(iii)
there is an order, judgment or decree by a court of competent jurisdiction, upon the application of a creditor, approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of the other Party’s assets and such order, judgment or decree continues in effect for a period of thirty (30) consecutive days; or

(iv)
the other Party fails to perform any of the other material obligations set forth in this Agreement and such default: (i) in the case of a default which is remediable continues for a period of thirty (30) days after written notice of such failure has been given by the non-defaulting Party; or (ii) in the case of a non-remediable default, immediately upon notice.

Upon the termination or expiry of this Agreement, pursuant to its terms:

a)
Licensee shall immediately deliver to Licensor any of Licensor’s Confidential Information provided hereunder (including the Technology and Documentation) then in its possession or control, if any, and shall deliver a certificate of an officer of Licensee certifying the completeness of same;

b)	Licensee shall refrain from further use of such Confidential Information; and

c)	Licensee shall forthwith pay all sums owing to Licensor hereunder.

Nothing in this section 11 shall limit either Party’s rights or remedies available at law, in equity or otherwise.

12.  SURVIVAL. The applicable provisions of sections 6 through 11 shall survive the expiry or termination of this Agreement.

13.  FORCE MAJEURE. Dates and times by which any Party is required to render performance under this Agreement shall be automatically postponed to the extent and for the period that Licensor is prevented from meeting them by reason of any cause beyond its reasonable control; provided that such Party notifies Licensee of the commencement and nature of such cause and uses its reasonable efforts to render performance in a timely manner.

14.  ASSIGNMENT. Either Party may assign its rights and obligations under this Agreement, in whole or in part, to another party subject to providing prior written notice of such assignment to the other Party.

15.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein. The Parties submit to the exclusive jurisdiction of the courts of located in Toronto, Ontario.

16.  AMENDMENTS AND WAIVERS. This Agreement may not be modified unless agreed to in writing by both Parties. Any consent by a Party to, or waiver of a breach by the other, whether express or implied, shall not constitute a consent to or waiver of or excuse for any other different or subsequent breach unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. Except as otherwise provided herein, no term or provision hereof shall be deemed waived and no breach excused.

17.  SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid, it will be severed from the rest of this Agreement, which shall continue in full force and effect.

18.  ENTIRE AGREEMENT. This Agreement and any schedules or other documents referred to herein, constitutes the entire agreement between the Parties relating to the licensing of the Technology and supersedes all prior written or oral agreements, representations and other communications between the Parties, and shall enure to the benefit of and be binding upon each of the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties by their duly authorized officers, have executed this Agreement as of the Effective Date set out above.

SIGNATURES

LACEY HOLDINGS LIMITED

_______________________________
Per:
Title:  President

ELEMENTAL PROTECTIVE COATINGS CORP

By:  /s/ John Wilkes
     ----------------------------------------
     John Wilkes, Chief Executive Officer

LACEY HOLDINGS LIMITED

By:  /s/ Chris Skinner
     ----------------------------------------
     Chris Skinner, Chief Executive Officer

Schedule A - Description of the Technology

Statistical models sensitized to biogeographic areas of the world following the IPCC 2006, chapter 4 guidelines consolidated into spreadsheets, equations for the determination of carbon offsets from biological ecosystems  including : allometric equations for determining carbon content from bulk volumes of biomass, determining carbon offset potential based on carbon content, modeling permanence risk factors based fire return intervals (fire frequencies) and leakages “The Technology”.  The Technology has been sensitized to permit modifications to incorporate methodologies from 9 groups of protocols currently used in carbon trading, wordwide:

Alberta-based Offset Credit System
British Columbia Emission Offset Regulation
California Global Warming Solutions Act of 2006 (AB 32)
Clean Development Mechanism (CDM)
Gold Standard
ISO 14064-2; 14064-3; 14065
Offsets Quality Initiative (OQI)
Oregon Offset Standard
Regional Greenhouse Gas Initiative (RGGI)
Voluntary Carbon Standard (VCS 2007)
World Business Council for Sustainable
Development and World
Resources Institute
(WBCSD/WRI) GHG Protocol for Project Accounting